EXHIBIT 7.1

                                   ----------

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         THE MORGAN STANLEY REAL ESTATE

                        SPECIAL SITUATIONS FUND II, L.P.

                                   ----------





                           Dated as of March 31, 1997



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                                TABLE OF CONTENTS

                                                                            Page




                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01..................................................Definitions    1

                                   ARTICLE II

                               GENERAL PROVISIONS

SECTION 2.01.............................................Partnership Name    1
SECTION 2.02.....................................Office; Registered Agent    1
SECTION 2.03..................................Purposes of the Partnership    2
SECTION 2.04..................................................Fiscal Year    2
SECTION 2.05.................................Admission of Limited Partner    2
SECTION 2.06..............................Liability of Partners Generally    2
SECTION 2.07.......................Representations of the Limited Partner    3
SECTION 2.08.......................Representations of the General Partner    4

                                   ARTICLE III

                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

SECTION 3.01........................................Management Generally     4
SECTION 3.02............................Authority of the General Partner     4
SECTION 3.03.............................................Other Authority     4
SECTION 3.04...............................................Use of Agents     5
SECTION 3.05....................................................Expenses     5
SECTION 3.06............................................Other Activities     7
SECTION 3.07.............Books and Records; Accounting Method; Valuation     7
SECTION 3.08.....................................Partnership Tax Returns     7
SECTION 3.09...................................Reliance by Third Parties     8
SECTION 3.10...........................Certain Rights of Limited Partner     8

                                   ARTICLE IV

                    INVESTMENTS AND INVESTMENT OPPORTUNITIES

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                                                                            Page


SECTION 4.01.......................................Investments Generally     8

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

SECTION 5.01.....................................................Capital     9

                                   ARTICLE VI

                 DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

SECTION 6.01...........Capital Accounts; Adjustments to Capital Accounts     9
SECTION 6.02...............................................Distributions    10
SECTION 6.03...............................................Delaware Law.    10

                                   ARTICLE VII

                           REPORTS TO LIMITED PARTNERS

SECTION 7.01.....................................................Reports    10

                                  ARTICLE VIII

                         EXCULPATION AND INDEMNIFICATION

SECTION 8.01.............................Exculpation and Indemnification    11

                                   ARTICLE IX

                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

SECTION 9.01....................................................Duration    12
SECTION 9.02.................................................Dissolution    12
SECTION 9.03...................................Winding Up of Partnership    13
SECTION 9.04............Distribution Upon Dissolution of the Partnership    13

                                    ARTICLE X

                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST

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SECTION 10.01..............Transferability of General Partner's Interest    13
SECTION 10.02....Removal of the  General  Partner;  Resignation  by the
                 General Partner                                            14

                                   ARTICLE XI

                  TRANSFERABILITY OF LIMITED PARTNER'S INTEREST

SECTION 11.01..................No Transfer of Limited Partner's Interest    14

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01.................................Amendment to the Agreement    15
SECTION 12.02..................................Investment Representation    15
SECTION 12.03...................................Successors; Counterparts    15
SECTION 12.04................................Governing Law; Severability    15
SECTION 12.05....................................................Filings    15
SECTION 12.06..........................................Power of Attorney    16
SECTION 12.07...................................................Headings    16
SECTION 12.08.........................................Further Assurances    16
SECTION 12.09...................................................Goodwill    16
SECTION 12.10....................................................Notices    16
SECTION 12.11.........................................Authorized Persons    17



Appendix A -- Definitions
Appendix B -- Applicable Law
Exhibit A  -- Management Agreement

                                       iii

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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF THE MORGAN STANLEY REAL
                     ESTATE SPECIAL SITUATIONS FUND II, L.P.


     AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of March 31, 1997 of The Morgan Stanley Real Estate Special Situations Fund II, L.P.

     WHEREAS, MS Real Estate Special Situations GP Inc., in its capacity as General Partner, and Arthur J. Lev, as the initial limited partner, have heretofore entered into an Agreement of Limited Partnership dated as of March 27, 1997 (the "Original Agreement") and have formed a limited partnership pursuant to the Delaware Act;

     WHEREAS, the General Partner has offered to the Public Employers' Retirement Association of Colorado, and the Public Employees' Retirement Association of Colorado has accepted, the opportunity to purchase a limited partner interest in the limited partnership; and

     WHEREAS, the parties hereto desire to continue the limited partnership and to amend and restate the Original Agreement in its entirety;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Appendix A hereto.


                                   ARTICLE II

                               GENERAL PROVISIONS

     SECTION 2.01. Partnership Name. The name of the Partnership is The Morgan Stanley Real Estate Special Situations Fund II, L.P.

     SECTION 2.02. Office; Registered Agent. (a) The Partnership shall maintain a registered office in Delaware at, and the name and address of the Partnership's registered agent in the State of Delaware is: The Corporation Trust Company, Corporation Trust Center, 1209


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Orange Street,  Wilmington,  New Castle County,  Delaware 19801. Such office and such agent may be changed from time to time by the General Partner. The business address of the Partnership shall be in such place or places as the General Partner shall determine in its discretion.

     (b) The business address of the General Partner shall be 1221 Avenue of the Americas, New York, New York 10020, or such other place as the General Partner shall determine in its discretion.

     SECTION 2.03. Purpose of the Partnership . The purpose of the Partnership is to invest, through a separately managed account (the "Managed Account") to be established pursuant to an investment management agreement (the "Management Agreement") between the Partnership and Morgan Stanley Asset Management Inc. ("MSAM"), substantially in the form of Exhibit A hereto (the terms of which the Limited Partner hereby expressly acknowledges and agrees to), in those real estate-related investments identified in Exhibit D to the Management Agreement, and to do everything necessary, appropriate or desirable for the accomplishment of the above purposes or the furtherance of any of such purposes or any of the powers herein set forth and to do every other act and thing incident thereto or connected therewith.

     SECTION 2.04. Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") for financial statement and federal income tax purposes shall be the same and shall, except as otherwise required in accordance with the Code, end on December 31st.

     SECTION 2.05. Admission of Limited Partner. (a) The General Partner and the initial limited partner hereby continue the Partnership as a limited partnership under and pursuant to the Delaware Act.

     (b) On the date hereof, the Public Employees' Retirement Association of Colorado shall, upon execution and delivery by (or pursuant to a power-of-attorney, on behalf of) such Person and the General Partner of counterparts of this Agreement, become the Limited Partner and shall be shown as such on the books and records of the Partnership.

     (c) On the date hereof, following the admission of the Public Employees' Retirement Association of Colorado to the Partnership, the initial limited partner shall withdraw from the Partnership and shall be entitled to receive the return of his contribution without interest or deduction.

     SECTION 2.06. Liability of Partners Generally. (a) Except as otherwise provided in the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the Limited Partner. Except as otherwise provided in this Agreement or the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and the Limited Partner.

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     (b) Except as otherwise provided in this Agreement or the Delaware Act, the
Limited Partner shall not be obligated to make any contribution to the Partnership or have any liability for the debts and obligations of the Partnership.

     SECTION 2.07. Representations of the Limited Partner. The Limited Partner represents, warrants and covenants to the General Partner that:

     (a) Copies of Title 24, Article 51 of the Colorado Revised Statutes, the Public Employees' Retirement Association of Colorado Investment Policy Statements, the Public Employees' Retirement Association of Colorado Real Estate Investment Policy and the Public Employees' Retirement Association of Colorado Proxy Voting Policy which are binding on or adopted by the Limited Partner and which are material to the Limited Partner's participation as a limited partner of the Partnership including, without limitation, investments that are expected to be made under the Management Agreement are attached as Appendix B;

     (b) it has full power and authority under the provisions of the applicable instruments, laws, regulations and policies, governing the Limited Partner to execute, deliver and perform this Agreement, and the transactions contemplated by, and the substance of the terms in, this Agreement and the Management Agreement are consistent with and permissible under Title 24, Article 51 of the Colorado Revised Statutes ("the Statute") and any other applicable statute or investment policies binding the Limited Partner;

     (c) it shall notify the General Partner before or promptly upon the occurrence of, or if it knows or has reason to know of the occurrence or likelihood of the occurrence of, any event which materially affects the accuracy of or causes a change in the representations, warranties and acknowledgments hereunder;

     (d) the General Partner manages only a portion of the assets of the Limited Partner and is not rendering advice as to, nor is it responsible in any way hereunder for, the investment of assets of the Limited Partner other than pursuant to this Agreement, or for the investment of the Limited Partner's assets as a whole;

     (e) the Limited Partner will provide to the General Partner copies of any amendments or modifications to any investment policies, laws or regulations binding on the Limited Partner that relate to its status as a limited partner hereunder or the management of its assets hereunder and as contemplated under the Management Agreement as soon as practicable after their promulgation or issuance;

     (f) the Limited Partner is not subject under state law or policy, to the regulatory rules and regulations of the Employee Retirement Income Security Act of 1974, as amended;

     (g) this Agreement has been duly authorized, executed and delivered by the Limited Partner and constitutes its legal, valid and binding obligation, except as the enforceability

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thereof may be limited by the effect of any applicable  bankruptcy,  insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

     (h) any governmental or regulatory approvals or registrations required by the Limited Partner in connection with the performance by the Limited Partner of its obligations hereunder have been obtained and are in full force and effect; and

     (i) it understands that the General Partner will rely on the foregoing representations, warranties and covenants of the Limited Partner.

     SECTION 2.08. Representations of the General Partner. The General Partner affirms the representations and warranties made by MSAM in the Management Agreement as if stated herein and agrees that the same shall inure to the benefit of the Limited Partner to the extent applicable and appropriate and represents, warrants, acknowledges and agrees that: (i) it has compiled with and, when required will comply with, all material laws, regulations, registrations, filings, approvals, authorizations, consents or examinations required by the United States Securities and Exchange Commission or any other governmental authority having jurisdiction over its activities or the acts contemplated by this Agreement; (ii) it shall promptly notify the Limited Partner in the event of any change in control of MSAM; (iii) it is duly organized and validly existing under the laws of the State of Delaware and has the power and authority to conduct its business as currently conducted and to consummate the transactions contemplated by this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by the General Partner and constitutes its legal, valid and binding obligation; (v) any governmental or regulatory approvals or registrations required by the General Partner in connection with the performance by the General Partner of its obligations hereunder have been obtained and are in full force and effect; (vi) it understands that the Limited Partner will rely on the foregoing representations, warranties and covenants of the General Partner, and (vii) shall promptly notify the Limited Partner in the event that any of the foregoing acknowledgments, representations, warranties or agreements shall no longer be true in any material respect.


                                   ARTICLE III

                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

     SECTION 3.01. Management Generally. The management and control of the Partnership shall be vested exclusively in the General Partner, and the Limited Partner shall have no part in the management or control of the Partnership. The Limited Partner shall have all of the rights provided in this Agreement and the Delaware Act.

     SECTION 3.02. Authority of the General Partner. The General Partner shall have all rights and powers that may be possessed by a general partner under the Delaware Act on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the

                                       4

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Partnership  in accordance  with, and subject to, the  limitations  contained in this Agreement and to perform all acts which it, in its discretion, may deem necessary or desirable in connection therewith. The Limited Partner agrees that all determinations, decisions and actions made or taken by the General Partner in accordance with this Agreement shall be conclusive and binding upon the Partnership, the Limited Partner and their respective successors, assigns and personal representatives.

     SECTION 3.03. Other Authority. (a) The General Partner agrees to use its best efforts to operate the Partnership in such a way that (i) the Partnership would not be deemed to be an "investment company" for purposes of the Investment Company Act (except for Section 12(d)(1) thereunder) and (ii) the Partnership and the General Partner would be in compliance with any material law, regulation, order or guideline applicable to the Partnership or the General Partner.

     SECTION 3.04. Use of Agents. The General Partner may, from time to time, with prior written notice to the Limited Partner, retain any Person (including any Affiliate of the General Partner) to provide services to the Partnership; provided that the General Partner reasonably believes that such Person is qualified to provide such services. Subject to the foregoing, the General Partner shall be entitled to rely in good faith upon the recommendations, reports, advice or other services provided by any such agent. Subject to Section 3.05, such agent shall be paid such amounts as are negotiated in an arm's length transaction with the General Partner.

     SECTION 3.05. Expenses. (a) Subject to Section 3.05 (b)the Partnership shall be responsible for and shall pay all expenses or obligations of the Partnership or otherwise incurred by the General Partner in connection with this Agreement, including without limitation:

          (1) all expenses of organizing the Partnership, including fees of special Delaware counsel to the Partnership (but not to exceed $6,000);

          (2) all routine administrative expenses of the Partnership including, without limitation, fees and expenses associated with the custody of the assets of the Partnership, the conduct of annual audits of the Partnership by independent public accountants and the preparation and filing of all necessary regulatory reports and filings;

          (3) all expenses incurred in connection with the registration, qualification or exemption of the Partnership under any applicable federal, state, local or foreign law;

          (4) all expenses incurred in connection with any litigation or other proceeding involving the Partnership (provided that expenses incurred by the General Partner in connection with any litigation brought by or on behalf of the Limited Partner against the General Partner shall not constitute an expense of the Partnership and the General Partner shall not be entitled to be indemnified for such expenses pursuant to Article VIII until such

                                       5

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     litigation is resolved,  in which event such expenses shall become expenses of the Partnership and the General Partner shall be indemnified as (but only to the extent) provided in Article VIII);

          (5) all expenses for indemnity or contribution payable by the Partnership to any Person (except as otherwise provided in clause (4) above), whether payable under Article VIII or otherwise;

          (6) all expenses incurred in connection with the preparation of amendments to this Agreement;

          (7) all expenses incurred in connection with obtaining legal, tax and accounting advice and the advice of other consultants and experts, on behalf of the Partnership, and all expenses incurred by the Tax Matters Partner (as defined in Section 3.08(b)) in its capacity as such;

          (8) any taxes imposed on the Partnership;

          (9) all expenses incurred in connection with the dissolution and liquidation of the Partnership;

          (10) all fees and expenses payable pursuant to the Management Agreement including, without limitation, amounts payable to the General Partner or Affiliates of the General Partner in respect of fees, expenses and indemnities; and

          (11) any other expenses called for in the Management Agreement.

     (b)  Notwithstanding  Section  3.05(a),   Partnership  expenses  shall  not
include:

          (1) compensation of officers and employees of the General Partner and related overhead expenses or travel and other out-of-pocket expenses of officers and employees of the General Partner, which amounts shall be borne by the General Partner; and

          (2) reasonable fees of special Delaware Counsel to the Partnership in connection with routine matters with respect to the Partnership and the reasonable fees and expenses associated with the conduct of special audits of the Partnership by independent public accountants as requested by the Limited Partner pursuant to Section 7.01(a)(ii), which expenses shall be borne by the Limited Partner.

     (c) Each Partner shall pay to the Partnership its portion of any Partnership expense based upon its Commitment Percentage. The General Partner will bill the Partners quarterly in arrears, identifying the nature of the expense and the amount thereof. A Partner's payment of expenses shall be made in federal or other immediately available funds promptly upon receipt of such bill from the General Partner.

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     (d) The  payments of  expenses or  obligations  of the  Partnership  by the
Limited Partner shall not result in the Limited Partner being deemed to participate in the control of the business of the Partnership.

     (e) The Limited Partner's aggregate liability under this Agreement shall not exceed the lesser of (i) the amount of the Limited Partner's Initial Capital Commitment or (ii) the amount of the Limited Partner's Initial Capital Commitment as adjusted by all realized and unrealized gains and loses of the Portfolio (as defined in the Management Agreement), plus, to the extent required to meet the Limited Partner's obligation to pay fees and expenses under paragraph (b)(2) above, the amount of such fees and expenses.

     (f) Notwithstanding anything else contained herein, in the event the Partnership is obligated to indemnify the General Partner pursuant to Article VIII hereof or the Partnership is obligated to pay any Indemnifiable Claims (as defined in the Management Agreement) pursuant to Section 11 of the Management Agreement and, in either case, the Limited Partner has determined not to direct the General Partner to cause the sale of assets as provided in Section 3.10(d) or, following any such sale, there are insufficient cash proceeds to pay such obligations, then the General Partner may require the Limited Partner to contribute to the Partnership, at any time or from time to time, whether before or after dissolution of the Partnership, in satisfaction of such obligations of the Partnership an amount that is sufficient (when added to any sale proceeds) to pay the Limited Partner's proportionate share of such obligations (such proportionate share being an amount equal to the product of (i) the Limited Partner's Commitment Percentage and (ii) the amount of such obligations); provided, however, that in no event shall any amount payable pursuant to this paragraph (f) cause the maximum aggregate liability of the Limited Partner to exceed the aggregate liability of the Limited Partner determined in accordance with paragraph (e) above. At the same time as such contribution, the General Partner shall contribute an amount equal to the product of (i) the General Partner's Commitment Percentage and (ii) the amount of such obligations.

     SECTION 3.06. Other Activities. The General Partner and its officers or employees shall be required to devote such time to the affairs of the Partnership as may be necessary to manage and operate the Partnership, and each such Person, to the extent not otherwise directed by the General Partner, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

     SECTION 3.07. Books and Records; Accounting Method; Valuation. The General Partner shall keep or cause to be kept at the address of the General Partner (or at such other place as the General Partner shall advise the other Partners in writing) full and accurate books and records of the Partnership. Such records shall be maintained for a period of six (6) years from the date of the termination of this Agreement, or from the final resolution of any dispute which may arise between the parties to this Agreement, whichever is longer. These records shall be subject at the office of the General Partner during normal working business hours to inspection, review, or audit by the Limited Partner, or the designees of the Limited Partner.


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

These records shall be subject only to such confidentiality requirements as to the Limited Partner, as are imposed by law upon the General Partner.

     SECTION 3.08. Partnership Tax Returns. (a) The General Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership. The General Partner may, in its discretion, make, or refrain from making, any federal, state or local income or other tax elections for the Partnership that it deems necessary or advisable, including an election pursuant to Code Section 754.

     (b) The General Partner is hereby designated as the Partnership's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all of the powers and responsibilities of such position as provided in the Code. The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations. The Limited Partner shall have the right to participate in any administrative proceedings relating to the determination of Partnership items at the Partnership level in which event the Limited Partner shall be responsible for any expenses incurred by the Limited Partner in connection with such participation. The expenses in connection with any resulting audits or adjustments of a Limited Partner's tax return resulting from such participation shall be borne solely by the Limited Partner.

     SECTION  3.09.  Reliance  by  Third  Parties.   Persons  dealing  with  the
Partnership are entitled to rely conclusively upon the power and authority of the General Partner herein set forth.

     SECTION 3.10 Certain Rights of Limited Partner. (a) At the direction of the Limited Partner, the General Partner shall terminate the Management Agreement in accordance with the terms thereof.

     (b) Without the prior written consent of the Limited Partner, the General Partner shall not (i) agree to any amendment, modification or waiver of or departure from any of the terms of the Management Agreement or (ii) give its consent to any matter to which the consent of the Partnership is required under the Management Agreement, including the decision to invest in Other Securities under Section 6(e) of the Management Agreement.

     (c) The General Partner shall within one Business Day of receipt provide to the Limited Partner copies of all notices, reports and written communications provided to the Partnership pursuant to the Management Agreement.

     (d) At the direction of the Limited Partner, the General Partner shall (i) instruct MSAM to sell all or any part of the assets held pursuant to the Management Agreement to satisfy an Indemnifiable Claim (as defined in the Management Agreement) or (ii) take or refrain from taking any action with respect to the Management Agreement, including, without limitation, terminating the authorization provided in Section 5(e) of the Management Agreement, accepting or rejecting an offer with respect to Other Securities as provided in Section 6(e) of the Management Agreement, or requesting an outside audit as provided in Section 16(g) of the Management Agreement.


                                   ARTICLE IV

                    INVESTMENTS AND INVESTMENT OPPORTUNITIES

     SECTION 4.01. Investments Generally. The assets of the Partnership shall, to the extent not required for the payment of Partnership expenses (as determined by the General Partner in its discretion), be invested in the Managed Account.


                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

     SECTION 5.01. Capital Contributions. The General Partner and the Limited Partner hereby agree to make Capital Contributions to the Partnership from time to time, promptly upon receipt of an Investment Notice or a Funding Notice furnished by MSAM pursuant to Section 6 of the Management Agreement; provided that neither Partner shall be required to make any Capital Contribution to the Partnership with respect to any potential investment (other than an investment in Publicly Traded Securities (as defined in the Management Agreement)) for the Managed Account if, within two Business Days of receipt by the Limited Partner of an Investment Notice or a Funding Notice the Limited Partner notifies the General Partner that such investment would result in a violation of law, regulation or policy applicable to the Limited Partner (including any state legal investment statute or regulation); and further provided, that each Partner shall be required to respond to such notices within the required time set forth in the Management Agreement. Each Partner's Capital Contribution in response to any Funding Notice shall be equal to the product of (a) such Partner's Commitment Percentage and (b) the amount specified in such Funding Notice.


                                   ARTICLE VI

                 DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

     SECTION 6.01. Capital Accounts; Adjustments to Capital Accounts. (a) There shall be established for each Partner, on the books and records of the Partnership, an account (a "Capital Account"), which shall initially be zero and which shall be adjusted as set forth in this Section 6.01.

     (b) The Capital Accounts of the Partners shall be adjusted as follows:

     (i) Contributions. The amount of cash (or, in the case of the common stock of Grove Real Estate Asset Trust, the amount determined pursuant to Section 16(e) of the Management Agreement) contributed to the capital of the Partnership by any Partner shall be credited to the Capital Account of such Partner.

     (ii) Distributions. The amount of cash (or the Value of other property, as determined in accordance with Section 16(e) of the Management Agreement) distributed by the Partnership to any Partner shall be debited against the Capital Account of such Partner; and in the case of distributions of property, appropriate adjustments shall be made to the Capital Accounts of all Partners to reflect the allocations that would have been made if such property had been sold for its Value (as described above) instead of being distributed.

     (iii) Other. Each item of income, expense, deduction, credit, gain or loss realized by the Partnership shall be credited to or debited against the Capital Account of each Partner, pro rata in accordance with such Partner's Commitment Percentage.

     (c) It is intended that the Capital Accounts will generally be maintained in accordance with Section 704 of the Code and the Regulations thereunder, and that the provisions hereof relating to the Capital Accounts be interpreted in a manner consistent therewith.

     SECTION 6.02. Distributions. Except with respect to a distribution in connection with the dissolution of the Partnership in accordance with Section 9.04, the Partnership shall make distributions to the Partners only upon receipt of a distribution or other payment from the Managed Account. Any distribution or other payment received from the Managed Account shall be distributed to the Partners hereunder in cash or other property in kind in the same manner that such distribution was made to the Partnership from the Managed Account. Amounts to be distributed hereunder to the Partners shall be made in accordance with each Partner's Commitment Percentage.

     SECTION 6.03. Delaware Law. Notwithstanding any other provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership, if such distribution would violate the Delaware Act or other applicable law.

                                   ARTICLE VII

                           REPORTS TO LIMITED PARTNERS

     SECTION 7.01. Reports. (a) The books of account and records of the Partnership shall be audited (i) as of the end of each Fiscal Year and (ii) at such other times as the Limited Partner shall request, by the Partnership's independent public accountants. All reports provided to the Limited Partner pursuant to this Section 7.01 shall be prepared on the same basis as that followed by the Partnership for purposes of filing the Partnership's federal income tax returns.

     The Partnership's independent public accountants shall initially be Ernst & Young, LLP. The Partnership's independent public accountants shall thereafter be a nationally recognized independent certified public accounting firm selected by the General Partner.

     (b) Within 90 days after the end of each fiscal quarter, the General Partner shall prepare and mail to the Limited Partner an unaudited report setting forth as of the end of such fiscal quarter:

         (1) unless such quarter is the last fiscal quarter, a balance sheet of the Partnership;

         (2) unless such quarter is the last fiscal quarter, an income statement of the Partnership for such fiscal quarter; and

         (3) a status report of the Partnership's activities during such fiscal quarter.

     (c) Within 90 days after the end of each Fiscal Year, the General Partner shall prepare (or cause to be prepared) and mail to the Limited Partner, an audited report setting forth as of the end of such Fiscal Year:

         (1) a balance sheet of the Partnership;

         (2) an income statement of the Partnership for such Fiscal Year; and

         (3) a statement of each Partner's Capital Account.

     (d) After the end of each Fiscal Year, the General Partner shall cause the independent certified public accountants to prepare and transmit, as promptly as possible, and in any event within 90 days of the close of the Fiscal Year, a federal income tax form K-1 for each Partner, a copy of the Partnership's return filed for federal income tax purposes and a report setting forth in sufficient detail such transactions effected by the Partnership during such Fiscal Year as shall enable each Partner to prepare its federal income tax return, if any.

                                  ARTICLE VIII

                         EXCULPATION AND INDEMNIFICATION

     SECTION 8.01. Exculpation and Indemnification. (a) The General Partner shall not be liable to the Partnership or to the Limited Partner for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Partnership's business or affairs, except for any such loss, claim, damage or liability primarily attributable to the General Partner's breach of fiduciary duty, negligence or willful misconduct.

     (b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the General Partner against any losses, claims, damages or liabilities to which the General Partner may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership's business or affairs, except for any such loss, claim, damage or liability (i) primarily attributable to the General Partner's breach of fiduciary duty, negligence or willful misconduct or (ii) resulting from a claim made by the Limited Partner for which the General Partner is found liable. If the General Partner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership's business or affairs, the Partnership shall, subject to Section 3.05(a)(4), reimburse the General Partner for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that the General Partner shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that the General Partner was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation. If for any reason (other than the breach of fiduciary duty, negligence or willful misconduct of the General Partner) the foregoing indemnification is unavailable to the General Partner, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by the General Partner as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the General Partner on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

     (c) Each Partner (the "Reimbursing Partner") covenants for itself and its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after dissolution of the Partnership on demand, pay to the Partnership or the General Partner any amount which the Partnership or the General Partner, as the case may be, pays in respect of taxes (including withholding taxes) imposed upon income of or distributions to the Reimbursing Partner; provided that a Partner shall not be obligated to pay any amounts in respect of taxes which arise under this paragraph solely as the result of the breach of fiduciary duty, negligence or willful misconduct of the General Partner.

     (d) Subject to Section  3.05(e),  the obligations of the Partnership  under
Section 8.01(b) or any Partner under Section 8.01(c) shall inure to the benefit of the controlling persons of the General Partner and the directors, officers, employees and agents of the General Partner and its controlling persons and any successors, assigns, heirs and personal representatives of such Persons.


                                   ARTICLE IX

                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

     SECTION 9.01. Duration. Subject to Section 9.02, the term of the Partnership shall continue until March 31, 2003 (the "Termination Date"); provided that with the agreement of the General Partner and the Limited Partner the term of the Partnership may be extended to such later date as agreed upon by the General Partner and the Limited Partner subject to Section 9.02.

     SECTION 9.02 Dissolution. Subject to the Delaware Act and Article X, the Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

     (a) the expiration of the term of the Partnership provided in Section 9.01;

     (b) the election of the Limited Partner to dissolve the Partnership;

     (c) a decision made by the General Partner after receiving the written consent of the Limited Partner, with such consent not to be unreasonably withheld, to dissolve the Partnership because the General Partner has determined that changes in any applicable law or regulation would have a material adverse effect on the continuation of the Partnership;

     (d) an event of withdrawal of the General Partner (within the meaning of the Delaware Act) unless within 90 days after the event of withdrawal, the Limited Partner determines to continue the business of the Partnership and agrees in writing to the appointment, effective as of the date of the event of withdrawal, of a new general partner; and

     (e) conviction of the Limited Partner in, or subjection of the Limited Partner to, criminal proceedings or investigations, or the subjection of the Limited Partner to judgments, decrees or final orders in a civil proceeding of a judicial or administrative body which, in the reasonable judgment of the General Partner, make it impractical for the General Partner to continue its duties under this Agreement.

     SECTION 9.03. Winding Up of Partnership. Upon dissolution, the Partnership's business shall be wound up in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If no general partner remains, the Limited Partner may approve one or more liquidators to act as the liquidator in carrying out such liquidation.

     SECTION 9.04. Distribution Upon Dissolution of the Partnership. (a) Subject to the Delaware Act, after all liabilities, contingent or otherwise, of the Partnership (including any liabilities to Partners) have been satisfied or duly provided for (as reasonably determined by the liquidator in its discretion), the remaining assets of the Partnership shall be distributed to the Partners in proportion to their positive Capital Accounts (after giving effect to adjustments attributable to all Partnership transactions prior to any such distribution) up to the amount thereof provided, that the liquidator shall, if requested by any Partner, use its reasonable best efforts to sell all or any portion of such assets to which such Partner is entitled and distribute the net proceeds thereof to such Partner; and

     (b) No Partner shall have priority over any other Partner as to the return of its Capital Contributions.

                                    ARTICLE X

                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST

     SECTION 10.01. Transferability of General Partner's Interest. (a) Except as otherwise provided herein, the General Partner may not Transfer all or any portion of its interest in the Partnership without the prior approval of the Limited Partner.

     (b) Notwithstanding anything else contained herein, the General Partner may, at any time or from time to time without the approval of the Limited Partner, Transfer all or any portion of its interest in the Partnership (including some or all of its rights or obligations hereunder) to one or more Affiliates of Morgan Stanley (provided that there shall at all times be a general partner having a net worth (determined in accordance with generally accepted accounting principles) at least equivalent to that of the General Partner).

     (c) Any Person to whom the General Partner Transfers all or any portion of its Interest shall be admitted to the Partnership as a general partner upon execution of a counterpart hereof. If the General Partner transfers all of its Interests and the transferee is entitled to become a substitute general partner in accordance with this Section 10.01(c), such transferee shall be admitted to the Partnership as a general partner immediately prior to the Transfer, and, immediately following such admission, the transferring General Partner shall cease to be a General Partner. Notwithstanding Section 9.02(d), the substitute general partner shall continue the business of the Partnership without dissolution.

     SECTION 10.02. Removal of the General Partner; Resignation by the General Partner. (a) Upon 30 calendar days' prior notice, the Limited Partner shall have the right to remove the General Partner at any time for any reason. If the Limited Partner elects to exercise its right pursuant to this Section 10.02(a), the Limited Partner shall deliver a notice to such effect to the General Partner and specify the date upon which such removal shall become effective. In the event that the Limited Partner designates a substitute general partner in the notice removing the General Partner such substitute general partner shall be admitted as a general partner of the Partnership immediately prior to the removal of the General Partner, and (i) notwithstanding Section 9.02(d), the substitute general partner shall continue the business of the Partnership without dissolution, and (ii) the General Partner shall do all things necessary to effectively transfer the management and to convey all assets of the Partnership to such substitute general partner for and on behalf of the Partnership on the date of its removal.

     (b) The General Partner shall have the right to resign and withdraw from the Partnership at any time with the consent of the Limited Partner. If the General Partner desires to exercise its rights pursuant to this Section 10.02(b), the General Partner shall deliver a notice to such effect to the Limited Partner and shall specify the date upon which such resignation and withdrawal shall become effective, subject to the consent of the Limited Partner (which date, in any event, shall not be less than 90 days after the date of such notice). Should the Limited Partner provide such consent, the Limited Partner may designate a substitute general partner to continue the business of the Partnership without dissolution in accordance with the third sentence of Section 10.02(a).


                                   ARTICLE XI

                  TRANSFERABILITY OF LIMITED PARTNER'S INTEREST

     SECTION 11.01. No Transfer of Limited Partner's Interest. The Limited Partner shall not be permitted (i) to withdraw from the Partnership prior to the dissolution and winding up of the Partnership or (ii) to Transfer its limited partner interest in whole or in part to any Person; provided that, notwithstanding anything else contained in this Article or elsewhere in this Agreement, the Limited Partner may Transfer its limited partner interest without approval by the General Partner to any successor authorized or directed by the Colorado State Legislature to perform the Limited Partner's investment duties, in whole or in part, with respect to such state's retirement funds, or authorized or directed by the state's governor by executive order if issued under the governor's scope of authority to do so. Such transferee of all or part of the Limited Partner's limited partner interest shall be admitted to the Partnership as a limited partner upon execution of a counterpart hereof. If the Limited Partner Transfers all of its limited partner interest in accordance with this Section 11.01 and the transferee is entitled to be admitted to the Partnership as a limited partner in accordance with this Section 11.01, such transferee shall be admitted to the Partnership as a limited partner immediately prior to the Transfer, and, immediately following such admission, the transferring Limited Partner shall cease to be a limited partner of the Partnership. The Limited Partner shall provide at least 10 days written notice to the General Partner of its intention to make such a Transfer.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. Amendment to the Agreement. (a) This Agreement may be amended only with the written approval of the General Partner and the Limited Partner.

     SECTION 12.02. Investment Representation. Each Partner, by executing this Agreement, represents and warrants that its Interest has been acquired by it for its own account, or for the account of a commingled pension trust with respect to whom it has full investment discretion, for investment and not with a view to resale or distribution thereof and that it is fully aware that the General Partner and the Partnership, in agreeing to admit it as a Partner, are relying upon the truth and accuracy of this representation and warranty.

     SECTION 12.03. Successors; Counterparts. This Agreement (i) shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

     SECTION 12.04. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

     SECTION 12.05. Filings. Following the execution and delivery of this Agreement, the General Partner shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the General Partner shall promptly cause each such document to be filed and recorded in accordance with said Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each state in which the Partnership may hereafter establish a place of business. The General Partner shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

     SECTION 12.06. Power of Attorney. The Limited Partner does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) a Certificate of Limited Partnership of the Partnership, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Partnership, (b) any amendments to this Agreement pursuant to Section 12.01 and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state, or any political subdivision or agency thereof, or any foreign country, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership in accordance with this Agreement.

     The power of attorney  granted hereby is coupled with an interest and shall
(i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Limited Partner and (ii) extend to such Limited Partner's successors, assigns and legal representatives.

     SECTION 12.07. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

     SECTION 12.08. Further Assurances. The Limited Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     SECTION 12.09. Goodwill. No value shall be placed on the name or goodwill of the Partnership.

     SECTION 12.10. Notices. All notices and other written communications specified herein shall be in writing delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing evidence of delivery) to the party at the address specified below or at such other address as the party may designate in writing to the other party.

If to the General Partner:  MS Real Estate Special Situations GP Inc.
                            1221 Avenue of the Americas
                            New York, New York  10020

                Attention:  General Counsel
                  Fax No.:212-762-7536


If to the Limited Partner:  Public Employee's Retirement Association of Colorado
                            1300 Logan Street
                            Denver, CO  80203

                    Attention:  Director of Real Estate
                      Fax No.:  303-863-3818

                      with a copy to:  General Counsel
                      Fax No.:  303-863-3815

     Notices and other written communications given by delivery or mail shall be effective upon actual receipt. Notices and other written communications given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices and other written communications by telecopier shall be confirmed promptly after transmission in writing by mail or personal delivery. Either party may change any address to which notices and other written communications are to be given to it by giving notice as provided above of such change of address.

     SECTION 12.11. Authorized Persons. The Limited Partner shall provide the General Partner with a certificate signed by its Deputy Executive Director or his designee setting forth the names and specimen signatures of all individuals authorized to act on behalf of the Limited Partner hereunder ("Authorized Persons") and shall deliver a new certificate containing any change to such information promptly after any change. Solely with respect to the authority of any Authorized Person to act on behalf of the Limited Partner, the General Partner shall not be liable and shall be fully protected in relying upon any written notice, instructions, direction or other communication that the General Partner reasonably believes (based on the most recent officer's certificate or any part of any previous certificate that has not been superseded by a subsequent certificate of the Limited Partner that has been received by the General partner) to have been given by an Authorized Person. The General Partner shall forward from time to time to the Limited Partner a list of names and specimen signatures of persons authorized to act hereunder and shall provide the Limited Partner notice of any change in such names or signatures promptly after such change. Solely with regard to the authority of any such person to act on behalf of the General Partner, the Limited Partner shall be fully protected in relying on any written notice, instructions, direction or other communication that the Limited Partner reasonably believes (based on the most recent list or any part of a previous list that has not been superseded by a subsequent list, of names and specimen signatures that has been received from the General Partner by the Limited Partner) to have been given by such person.

     SECTION 12.12. Survival. The provisions of Section 3.05 and 8.01 shall survive the termination of this Agreement.

     SECTION 12.13. Miscellaneous. Each party acknowledges and agrees that the other party has participated in drafting this Agreement and that this Agreement shall not be interpreted in favor of one party against the other, but shall be interpreted solely by its terms.

     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                   MS REAL ESTATE SPECIAL SITUATIONS
                                         GP Inc., as General Partner



                                   By  /s/ Russell C. Platt
                                       -----------------------------------------
                                       Name:
                                       Title:


Initial Capital Commitment         PUBLIC EMPLOYEE'S RETIREMENT
                                     ASSOCIATION OF COLORADO, as
$ 100,000,000.00                     Limited Partner
 -------------------------------


                                   By  /s/ Norman G. Benedict
                                       -----------------------------------------
                                       Name:   Norman G. Benedict
                                       Title:  Deputy Executive Director


                                   By  /s/ Arthur J. Lev
                                       -----------------------------------------
                                       Arthur J. Lev, as initial Limited Partner




Appendix B and Exhibit A to the Amended and Restated Agreement of Limited Partnership of the Morgan Stanley Real Estate Special Situations Fund II, L.P. are not included in this current statement on Amendment No. 1 to Schedule 13D. The Company will provide a copy of this appendix and exhibit upon request of the Securities and Exchange Commission.

                                   APPENDIX A

                                   DEFINITIONS


     "Affiliate" of any Person means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement"   means  this  Amended  and   Restated   Agreement  of  Limited
Partnership, as amended from time to time.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado or New York City are authorized by law to be closed.

     "Capital Account" has the meaning set forth in Section 6.01(a).

     "Capital Commitment" means, with respect to the Limited Partner at any time, the amount of its Initial Capital Commitment plus the amount of its capital contributions made in respect of the Other Securities (as defined in the Management Agreement) pursuant to Section 6(e) of the Management Agreement. The Capital Commitment of the General Partner at any time shall be equal to 1/99 of the Limited Partner's Initial Capital Commitment.

     "Capital Contribution" means, with respect to any Partner, a contribution by such Partner pursuant to Article V.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any and all references to specific provisions of the Code shall be deemed to refer to any corresponding provisions of succeeding law.

     "Commitment Percentage" of any Partner at any time means the percentage derived by (i) dividing such Partner's Capital Commitment at such time by the aggregate Capital Commitments of all Partners (except as otherwise provided herein) at such time and (ii) multiplying such quotient by 100.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Section 17-101 et seq., as amended from time to time.

     "Fiscal Year" has the meaning set forth in Section 2.05.

     "Funding Notice" has the meaning set forth in Section 6(b) of the Management


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Agreement.

     "General Partner" means, at any time, MS Real Estate Special Situations GP Inc., a Delaware corporation wholly-owned by Morgan Stanley or one or more of its Affiliates, or any other Person who, at such time, serves as the general partner of the Partnership.

     "Initial Capital Commitment" means the amount set forth opposite the name of the Limited Partner on the signature page of this Agreement.

     "Interest", with respect to any Partner, means the interest of such Partner in the Partnership at any particular time, including the rights and obligations of such Partner as provided in this Agreement and the Delaware Act.

     "Investment" has the meaning set forth in Exhibit A to the Management Agreement.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

     "Investment Notice" has the meaning set forth in Section 6(a) of the Management Agreement.

     "Limited Partner" means the Public Employees' Retirement Association of Colorado and any other Person admitted to the Partnership as a limited partner in accordance with Section 11.01.

     "Managed Account" has the meaning set forth in Section 2.03.

     "Management Agreement" has the meaning set forth in Section 2.03.

     "Morgan Stanley" means Morgan Stanley Group Inc., a Delaware corporation.

     "MSAM" has the meaning set forth in Section 2.03.

     "Partners" means the General Partner and the Limited Partner.

     "Partnership" means The Morgan Stanley Real Estate Special Situations Fund I, L.P., as such partnership may from time to time be constituted.

     "Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

     "Portfolio" has the meaning set forth in the Introductory paragraph of the Management Agreement.


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     "Regulations" means the applicable Treasury Regulations under the Code. Any and all references herein to specific provisions of the Regulations shall be deemed to refer to any corresponding successor provision.

     "Reinvestment Period" has the meaning set forth in Section 5(c) of the Management Agreement.

     "Transfer" means a sale, exchange, transfer, assignment or other disposition of all or any portion of an Interest, either directly or indirectly, to another Person. When used as a verb, the term "Transfer" shall have a correlative meaning.





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